Exhibit 99.1
PRESS RELEASE
LIZ CLAIBORNE INC. AND LI & FUNG ENTER INTO LONG TERM BUYING AGENCY AGREEMENT
[New York, 23 February 2009] — Hong Kong-based global consumer goods exporter Li & Fung Limited (“Li & Fung” or “the Group”, SEHK: 494) and Liz Claiborne Inc. (NYSE: LIZ), today announced that they have agreed to enter into a long-term, exclusive Buying Agency Agreement whereby Li & Fung will act as the primary global apparel and accessories sourcing agent for all brands in the Liz Claiborne Inc. portfolio, including Lucky Brand, Juicy Couture, Kate Spade, and Isaac Mizrahi designed Liz Claiborne New York with the exception of the jewelry product lines. Li & Fung will continue as the sourcing agent for Mexx as previously announced and will be Mexx’s exclusive sourcing agent going forward. Completion of the arrangements is expected to take place in the first quarter. Liz Claiborne Inc. will pay going forward an agency commission of its product purchases through Li & Fung.
William McComb, CEO of Liz Claiborne Inc., commented on the announcement, “Liz Claiborne Inc. was one of the first apparel companies to source product in Asia, building a robust, global sourcing organization that quickly became a competitive advantage that was leveraged for many years. The manufacturing world has changed dramatically in recent years with the elimination of quota and other globalization factors. Liz Claiborne Inc. is now changing as well. Managing our large, complex sourcing strategies and teams throughout Asia in a cost effective and brand appropriate manner from the U.S. does not offer the flexibility we need to meet the demands of our consumers efficiently and to deliver to them the best designs with the best price-value and quality. Given this reality, we have made the decision to reconsider what our core competencies are across our entire business and determined that our ‘one size fits all’ sourcing model does not align well with our brand-centric strategy — a strategy that requires each brand to build separate and unique sourcing plans based on specific requirements. In addition, our experience with Li & Fung from Mexx Canada and more recently Mexx Europe validates that an organization like this will intensify our ability to execute our brand-centric strategy.”
Mr. McComb continued, “With Li & Fung as a partner, our brands will have access to a vast, worldwide network of manufacturing partners and best-in-class systems, management and talent — all of which give us more flexibility and a better competitive position. Greater buying power will enhance our going in margins, and disciplined execution will improve our speed-to-market. Bottom line, this is the optimal way to address the issues with our current sourcing infrastructure and a significant strategic opportunity that will enable us to deliver high quality, irresistible product to our consumers and retailers around the world.”
Mr. Bruce Rockowitz, President of Li & Fung, commented: “We are very excited to see the successful execution of this strategic partnership with Liz Claiborne. Last year’s Mexx outsourcing deal has proven the extraordinary value Li & Fung can add to one’s supply chain of products and services. In this case, not only are we confident that Li & Fung will contribute to more efficient sourcing through our global sourcing network of over 80 offices in over 40 economies, we are also equally confident that Li & Fung’s dedicated teams of sourcing professionals which comprise a wide spectrum of expertise will help address the specific needs of each brand, and enable us to deliver quality and attractive products to further strengthen the positioning of these brands.

Exhibit 99.1
“This is a very strategic outsourcing deal for Li & Fung. Our overall sourcing platform in the brands business will be further enhanced as this deal brings in a number of prestigious brands like Kate Spade, Juicy Couture and Lucky Brand. This is one of the best portfolios of high profile brands in the world, and a great addition to Li & Fung’s existing customer base. In addition, the deal helps us to continue to gain market share and contribute to our bottom line in a very difficult market. Undoubtedly, we expect it will attract more outsourcing deals to Li & Fung in the future.”
Pursuant to the arrangement, Li & Fung will take over the sourcing operations of Liz Claiborne and pay to Liz Claiborne an amount equal to US$75 million on completion and an amount not exceeding US$8 million to be payable within 14 days after completion.
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About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets a global portfolio of retail-based premium brands including Kate Spade, Juicy Couture, Lucky Brand and Mexx. The Company also has a refined group of department store-based brands with strong consumer franchises including the Liz Claiborne and Monet families of brands, Kensie, Kensiegirl, Mac & Jac and the licensed DKNY® Jeans Group. For more information visit www.lizclaiborneinc.com.
About Li & Fung
Li & Fung is the world’s leading consumer goods supply chain management company, managing the supply chain for retailers and brands worldwide. Headquartered in Hong Kong, the Group services its customers globally through a sourcing network of over 80 offices in more than 40 economies. Corporate website: www.lifung.com
Liz Claiborne Inc. Forward-Looking Statement
Statements contained herein that relate to future events or the Company’s future performance are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include: risks associated with the current economic conditions, including the tightening of the credit markets, reduction in consumer confidence and discretionary spending, continued recessionary pressures in the United States, Europe and other parts of the world, and continued lower levels of consumer traffic within department stores, malls and other shopping and selling environments; the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements, which access may be adversely impacted by a number of factors, including, the level of the Company’s cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products, the availability of borrowings under the Company’s recently amended and extended bank credit agreement, which provides for a borrowing base requirement that limits the amount of borrowings based primarily on a formula of eligible accounts receivable and inventory, the consummation of the arrangements with Li and Fung, further adverse changes in the Company’s credit ratings, the Company’s ability to comply with the financial and other covenants and requirements included in its recently amended and extended bank credit agreement, and interest rate and exchange rate fluctuations; risks relating to possible further impairment of goodwill or other long-lived assets that could result from a number of factors, including downward pressure on the company’s market capitalization; risks related to the reorganization of the Company and the realignment of the Company’s management structure; risks associated with the appointment of Li and Fung as the Company’s primary global apparel and accessories sourcing, agent and the transfer of its

Exhibit 99.1
sourcing function to Li and Fung; risks associated with the Company’s ability to attract and retain talented, highly qualified executives and other key personnel and to provide for the succession of senior management; risks associated with the Company’s efforts to reorganize its Mexx Europe operations; risks associated with the Company’s ability to execute successfully on its long-term growth plans; risks associated with the Company’s strategic review of brands completed in 2008; risks associated with the Company’s operation of its specialty retail and outlet businesses, including the ability to successfully expand the specialty retail store base of its Direct Brands segment and to develop best-in-class retail capabilities; risks associated with the Company’s ability to achieve greater collaboration with its wholesale customers; risks associated with the Company’s ability to achieve projected cost savings; risks related to the Company’s ability to successfully continue to evolve its supply chain system, to, among other things, reduce product cycle-time and costs and meet customer demands and the requirements of the Company’s specialty retail and outlet businesses; risks associated with selling the Company’s Liz & Co. and Concepts by Claiborne brands outside of better department stores; risks associated with the Company’s Liz Claiborne and Claiborne branded products association with known designers and retailer and consumer acceptance of the resulting products; risks associated with the Company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation, restructurings and other ownership changes, and, financial difficulties, including bankruptcies, in the retail industry, including with respect to the Company’s department store customers; the Company’s ability to respond to constantly changing consumer demands and tastes and fashion trends, across multiple product lines, shopping channels and geographies; risks associated with the use of unaffiliated manufacturers, including the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality or safety standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products as well as lowered barriers to entry; risks associated with the Company’s ability to maintain and enhance favorable brand recognition; risks associated with the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with new business relationships and new product lines, product categories and markets, including risks relating to achieving projected or satisfactory levels of sales, profits and/or return on investment, and risks inherent in licensing arrangements, such as the Company’s DKNY Jeans and Active and DKNY Mens licenses, fragrance license with Elizabeth Arden, and Dana Buchman license with Kohl’s Corporation; risks associated with any significant disruptions in the Company’s relationship with its employees or with its relationship with the unions which represent certain Company employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the Company sources product and risks associated with the importation and exportation of product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing the Company’s intellectual property rights; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices and such other factors as are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 4, 2008, including under the sections captioned “Item 1A. Risk Factors” and “Statements Regarding Forward-looking Statements”, and in the Company’s 2007 Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Liz Claiborne
Investor Relations Contact:	Media Relations Contact:
Robert J. Vill	Jane Randel
Vice President-Finance and Treasurer	Vice President-Corporate
Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
Tel: +201.295.7515	Tel: +212-626-3408
Robert_Vill@liz.com	Jane_Randel@liz.com